UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39694	84-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive College Park, MD	20740
(Address of principal executive offices)	(Zip Code)

(301) 298-7997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the Board of Directors (the “Board”) of IonQ, Inc. (the “Company”) increased the size of the Board from seven to eight directors and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Inder M. Singh to serve as a member of the Board and as a member of the Board’s Audit Committee, effective immediately. Mr. Singh is a Class I director whose term will expire at the Company’s 2022 Annual Meeting of Stockholders. The Board has determined that Mr. Singh is “independent” pursuant to the rules of The New York Stock Exchange (“NYSE”) and other governing laws and applicable regulations.

Since April 2019, Mr. Singh has served as Executive Vice President and Chief Financial Officer of Arm Limited, a British semiconductor and software design company, where he leads the global finance organization as well as corporate IT operations, procurement and enterprise security teams. From November 2016 to April 2019, Mr. Singh served as Senior Vice President and Chief Financial Officer, and from March 2016 to November 2016, as Chief Strategy and Marketing Officer, of Unisys Corp., a publicly listed company. Prior to that, Mr. Singh was a Managing Director at SunTrust Bank’s equities unit, and a Senior Vice President in finance at Comcast Corporation. Mr. Singh is currently a member of the board of directors of Affinity Federal Credit Union, a U.S. financial services firm. Mr. Singh has also advised startups as a member of Columbia University’s Entrepreneurship Advisory Board, and participates as a project advisor for the U.S. Department of Homeland Security on national security and critical infrastructure issues. Mr. Singh received an M.B.A. in finance from New York University and holds M.S. and a B.S. degrees in engineering from Columbia University.

There is no arrangement or understanding between Mr. Singh and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Singh and any of the Company’s other directors or executive officers. There are no transactions between Mr. Singh and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Singh is eligible to participate in the Company’s non-employee director compensation policy, pursuant to which he will receive cash compensation of $30,000 per year for service on the Board and $8,000 per year for service on the Audit Committee, and an initial equity award with a dollar-denominated value of $400,000. The initial equity award (i) will be made pursuant to the Company’s 2021 Equity Incentive Plan; (ii) will consist of restricted stock units and an option to purchase the Company’s common stock; and (iii) will vest over a three-year period, with one-third of the initial grant vesting on each anniversary of the grant date, such that the initial grant is fully vested on the third anniversary of the date of grant, subject to continued board service.

In connection with Mr. Singh’s election to the Board, the Company and Mr. Singh entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-260008), filed with the SEC on October 4, 2021. This agreement requires the Company to indemnify Mr. Singh, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

Item 8.01	Other Events.

As previously disclosed, on September 30, 2021 (the “Closing Date”), the Company consummated the previously announced transactions (collectively, the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated March 7, 2021 (the “Merger Agreement”), by and among the Company (at such time named dMY Technology Group, Inc. III (“dMY”)), IonQ Trap Acquisition, Inc., a wholly owned subsidiary of dMY, and IonQ Quantum, Inc., a Delaware corporation (f/k/a IonQ, Inc.) (“Legacy IonQ”).

Pursuant to the Merger Agreement, the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”) in accordance with U.S. generally accepted accounting principles. Under this method of accounting, dMY was treated as the “acquired” company and Legacy IonQ was treated as the acquirer for financial reporting purposes. The Reverse Recapitalization was treated as the equivalent of Legacy IonQ issuing stock for the net assets of dMY, accompanied by a recapitalization.

The Company is filing this Current Report on Form 8-K to recast its consolidated financial statements for the years ended December 31, 2020 and 2019 as previously incorporated by reference in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2021 (the “Super 8-K”) to reflect the effects of the Reverse Recapitalization .

Within the recast financial statements, the assets, liabilities and results of operations are those of Legacy IonQ for all periods presented. Additionally, the equity structure has been retroactively restated for all prior periods to reflect the exchange ratio used to determine the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy IonQ’s stockholders in connection with the Merger. As such, the shares and corresponding capital amounts and earnings per share related to Legacy IonQ common stock prior to Merger have been retroactively restated as shares reflecting the exchange ratio established in the Merger. In addition, Legacy IonQ’s convertible redeemable preferred stock and warrants previously classified as mezzanine equity were retroactively adjusted for the exchange ratio, converted into common stock, and reclassified to permanent equity because of the Reverse Recapitalization. All exercise prices for stock options and warrants have similarly been retroactively restated to reflect the exchange ratio established in the Merger.

Included herein as Exhibit 99.1 are the audited financial statements of the Company as of and for the years ended December 31, 2020 and 2019. These financial statements update the audited financial statements of Legacy IonQ included in Item 2.01 and Item 9.01 of the Super 8-K. Exhibit 99.1 is attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements of IonQ, Inc. for the Years Ended December 31, 2020 and 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Dated: December 17, 2021	By:	/s/ Thomas Kramer
Thomas Kramer
Chief Financial Officer